CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders
Putnam Convertible Income-Growth Trust:

We consent to the use of our report dated December 10, 2004, incorporated in this Registration Statement by reference, to the Putnam Convertible Income-Growth Trust and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

/S/ KPMG LLP

Boston, Massachusetts
February 22, 2005